STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 25, 2018

Job Number: C20180925-2012
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180419936-73	Amendment	2 Pages/1 Copies

Respectfully,
Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Delaina Marzullo
Certificate Number: C20180925-2012

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180419936-73
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/25/2018 2:46 PM
	Entity Number C18969-2000

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

B4MC Gold Mines, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1) ARTICLE I: Name. The name of the corporation is RocketFuel Blockchain, Inc.

2) ARTICLE IV: Section 1. Authorized Capital Stock. The Aggregate number of shares which this corporation shall have authority to issue is three hundred million (300,000,000) shares, consisting of (a) two hundred fifty million (250,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) fifty million (50,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided.

(Continued on attached)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 19,844,228

4. Effective date and time of filing: (optional) Date: 09/25/2018 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] / Chief Financial Officer

Signature of Officer — Bennett J. Yankowitz

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment to the Certificate of Amendment
(Pursuant to NRS 78.385 AND 78.390)

3) To add the following ARTICLE IV, Section 1.1 of the Certificate of Incorporation of said Corporation:

"Section 1.1 Preferred Stock. Shares of Preferred Stock may be issued in any number of series from time to time by the Board of Directors, subject to the rights of any holders of Preferred Stock as described herein, and the Board of Directors, pursuant to the Corporation's Articles of Incorporation and Bylaws, is expressly authorized to fix by resolution or resolutions the designations and the voting powers, preferences, rights and qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series."